Exhibit 10.1

AMENDMENT TO AGREEMENT TO SECURED PROMISSORY NOTE

This Third Amendment to Secured Promissory Note dated July 31, 2025 amends a certain Secured Promissory Note dated December 1, 2024 and its subsequent amendments between BOS Investments Belize, Inc. (“Holder”) and Awaysis Capital, Inc., a Delaware corporation (“Borrower”).

WHEREAS Holder and Borrower have entered into a secured promissory note for the repayment of SIX MILLION AND NO/100 ($6,000,000.00) Belize Dollars to be paid in US Dollars at the exchange rate of $2BZD to $1USD for a total of THREE MILLION AND NO/100 ($3,000,000.00)

United States Dollars;

WHEREAS Holder and Borrower have agreed to certain amendments to that Secured Promissory Note contemplated under the agreement, namely an extension of the Maturity Date;

NOW, THEREFORE in consideration of the mutual promises contained herein and in the Secured Promissory Note, the Parties agree as follows:

1. The payment terms of the Secured Promissory Note are hereby amended so that all Outstanding Principal and Interest shall be paid in lump sum on or before the Maturity Date of August 31, 2025.

2. All other terms of the Secured Promissory Note remain in full force and effect.

AGREED TO, SIGNED AND EXECUTED, the undersigned have put into effect this Amendment to Secured Promissory Note as of the effective date written below.

BORROWER

Awaysis Capital, Inc.

By:	/s/ Andrew Trumbach
Name:	Andrew Trumbach
Title:	Co-CEO

HOLDER

BOS Investments Belize, Inc.

By:	/s/ Michael Singh
Name:	Michael Singh
Title:	President